Exhibit (c)(8)

Forecasting Henry EBITDA Growth Document for discussion July 11, 2006 CONFIDENTIAL This report is solely for the use of client personnel. No part of it may be circulated, quoted, or reproduced for distribution outside the client organization without prior written approval from McKinsey & Company. This material was used by McKinsey & Company during an oral presentation; it is not a complete record of the discussion.

TODAY'S DISCUSSION Review summary of all drivers Discuss approach for each driver Answer your questions Discuss approach for sharing forecasts

THROUGHOUT THIS PRESENTATION, WE WILL USE A SET OF COMMON ABBREVIATIONS Abbreviation AA CAGR DSH NR NR/AA PBD SP Actual Adjusted Admissions Cumulative Annual Growth Rate Disproportionate Share Net Revenues Net Revenues/Adjusted Admission Provision for Bad Debt Self-Pay (refers to patient without insurance)

SUMMARY OF KEY EBITDA DRIVERS Source: Team analysis; Henry company data Historic (2003-05) Group model projection (2006-09) Pessimistic Base Optimistic Supply cost/AA 7.1 7.7 9.6 7.8 6.2 Provision for Bad Debt 19.0 12.3 21.1 16.5 12.2 Volume 1.4 1.4 0.7 1.3 1.6 Net Revenue/ AA 6.2 5.7 5.3 5.9 6.4 Labor cost/AA 5.4 5.0 5.8 4.9 4.0 Total EBITDA 3.0 1.4 Projection (2006-09) Percent CAGR

4,718 Henry EBIDTA Lower Revenues Improved SWB expense 2 Higher supplies expense Additional bad debt 4,498 Projected EBIDTA* A DIFFERENCE IN ASSUMED BAD DEBT COLLECTION RATE IS PRIMARY REASON FOR DIFFERENCE IN EBITDA BETWEEN THE TWO PROJECTIONS Difference in 2009 EBITDA between McKinsey and Group Model's projections attributable to differences in each of the factors $ millions EBITDA Difference due to differences in assumed collections rates Subtracts from NR and PBD $250 million to reflect higher projected Self-Pay NR growth (vs. Group Model) * Uses management projections for other operating expenses, international operations and gains from sale Source: Henry Company data; team analysis $220m 188

FORECAST OF KEY NET REVENUE PER AA COMPONENTS Price trend * Adjusts historical for reclassification of Managed Medicaid (net effect of dropping Medicaid from 7.2 to 3.0% growth and increasing commercial from 6.3 to 6.9%) ** See bad debt section for rationale *** No impact on NR/AA CAGR when self-pay accounts are excluded Source: Team analysis; Henry Company data Optimistic Base Projection (2006-09) Historical (2003-04) Historical adjusted* (2004-05) Group model projection (2006-09) Pessimistic Uncompensated Care Adjustment 6 Service line mix 7 1 Medicare 2 Medicaid 3 Self-pay** Commercial 4a Trend 4b Plan mix shift Total commercial Weighted average CAGR Net rev/AA CAGR 3.9 -3.9 10.8 10.0 N/A 10.0 N/A N/A N/A 5.5 5.4 3.0 12.8 7.2 -0.3 6.9 N/A N/A N/A 6.9* 4.1 0.7 7.9 N/A N/A 6.8 N/A N/A N/A 5.7 3.5 1.0 9.0 6.7 -0.4 6.3 5.5 0.0 -0.2 5.3 3.8 1.5 10.0 6.9 -0.3 6.6 5.8 0.1 -0.1 5.9 4.0 2.0 12.0 7.0 -0.2 6.8 6.3 0.1 0.0 6.4 Percent CAGR 4 Payor mix shift*** N/A N/A N/A N/A N/A N/A 5

1.3 Base 2.0 (0.5) 0.6 (0.8) Source: Team analysis; Henry Company data FORECAST OF KEY VOLUME COMPONENTS Percent CAGR Projection (2006-09) Demographics Medical practice Outpatient Total AA volume Market share Group model (2006-09) n/a n/a n/a 1.4 n/a Pessimistic 1.9 (0.6) 0.6 0.7 (1.2) Optimistic 2.1 (0.5) 0.6 1.6 (0.6) Historical (2003-05) (0.4) 2.0 (0.5) 1.0 1.4 (0.7) One-time adjustments

FORECAST OF KEY PROVISION FOR BAD DEBT COMPONENTS Self-pay (~75% of PBD) * Estimated based on projections for other numbers (i.e., what it would need to be to reach 12.3% growth) ** Assumes management projects no change in % of accounts with CP/D and no increase in patient liability % of total bill *** Growth rate is 18.2% based on the six factors; reduction in number of hospitals, hindsight and other adjustments lowered growth by 1% Source: Henry company data; management interviews; team analysis Pessimistic Base Co-pay/ deductible (~25% of PBD) Optimistic 3-year CAGR projections Historical (2004-05) Group model projection (2006-09) Effective CAGR 3 Percent uncollected 2 Avg. balance/AA 1 AA Effective CAGR 6 Percent uncollected 5 Avg. patient balance/AA 4 AA with CP/D PBD CAGR 10.5 12.8 (1.2) 23.2 2.3 0.0 7.7 (5.0) 17.2*** 8.6 7.9 (1.9)* 14.9 4.1 0.8** 5.4** (1.9)* 12.3 10.0 12.0 1.0 24.4 9.7 1.3 8.3 0.0 21.1 8.0 10.0 0.5 19.4 7.1 1.1 6.4 (0.5) 16.5 5.0 9.0 0.0 14.5 4.8 0.8 5.1 (1.0) 12.2 Percent CAGR

FORECAST OF KEY LABOR COST PER AA COMPONENTS Historical (2003-05) Projection (2006-09) Pessimistic Base Optimistic Total cost/AA * Measured as man hours/AA. Negative growth desirable as it reflects increase in productivity ** Not expressed as a growth rate but as a percent of salaried labor. Historic value is 2003-05 average. Contract labor expected to grow to 5.0% of salary in 2006 and remain stable through 2009 (base case) *** Revised group model (June 29, 2006) projects labor cost excluding contract labor to grow at 5.0% CAGR (2006-2009) Source: Team analysis; Henry Company data Percent CAGR Group model projection (2006-09) 4.5 4.6*** 5.8 4.9 4.0 4.9 4.7 4.7 4.3 4.0 Wage 0.5 (0.5) 0.2 0.0 (0.2) Productivity* 10.7 7.6 9.0 8.5 7.0 Benefits 4.9 6.2 6.0 5.0 4.5 Contract labor**

FORECAST OF KEY SUPPLY COST PER AA COMPONENTS * Implies no significant volume mix changes ** One-time accrual release led to significant increase *** Savings achieved from decreasing the expense growth rate of major supply categories Source: Team analysis; Henry Company data Historical (2002-04) Pessimistic Base Optimistic Projection (2006-09)* Historical (2004-05) Commodity 5.3 3.7 6.6 4.0 3.3 Rebates 12.2 14.8 10.9 11.1 22.2** Blood 14.0 9.3 16.3 9.4 10.9 Pharmacy 6.0 4.7 6.4 7.1 4.7 Henry supply chain programs*** $40 MM $50 MM $20 MM N/A - Medical devices 11.3 10.6 13.8 17.4 9.5 Group model projection (2006-09) N/A N/A N/A N/A - N/A Percent CAGR Supply cost/AA 8.6 4.9 7.7 9.6 7.8 6.2

TABLE OF CONTENTS NR per AA Volume Provision for Bad Debt Labor cost per AA Supply cost per AA

Line 1 00-01 7.4 01-02 8.8 02-03 7.5 03-04E 5.9 04-05E 6.9 05-06E 06-07E ADJUSTING FOR UNINSURED DISCOUNT, HENRY PERFORMED SLIGHTLY ABOVE THE HIGH-END OF PROJECTED RANGE IN 2005 * Adjusted to eliminate impact of uninsured discount (actual reported was 3.4% growth); all numbers in forecast so adjusted Source: Henry company data; management interviews; Milliman USA; payor interviews; analyst reports; team analysis Henry same-facility NR/AA growth, 2000-07E Percent Optimistic Pessimistic 6.8 6.5 6.6 6.2 5.6 5.5 Forecasted range Henry actual

6.50 2005 projected midpoint Commercial Medicare Medicaid 0.39 Self-pay 6.89 2005 actual * Adjusts actual reported Medicaid and Commercial NR/AA for reclassification of Managed Medicaid (net effect of dropping Medicaid from 7.2 to 3.0% growth and increasing commercial from 6.3 to 6.9%) Source: Henry company data; team analysis 6.9 5.4 3.0* 12.8 NR/AA CAGR Actual 7.8 4.5 0.0 11.0 Projected midpoint 6.9* 6.5 Difference between forecasted and actual performance attributable to each payor class Percent 0.53 REVENUE GREW 0.4 PERCENT MORE THAN THE MID-POINT OF PROJECTED 2005 RANGE

Excluding impact of Self-pay, NR/AA increased 6.1% (vs. 6.9% combined) BETTER THAN FORECASTED GROWTH IN 2005 NR/AA WAS DRIVEN BY MEDICARE, MEDICAID, AND SELF-PAY * Adjusted to eliminate impact of uninsured discount (actual reported was 3.4% growth); all numbers in forecast so adjusted Source: Henry company data; management interviews; Milliman USA; payor interviews; analyst reports; team analysis Negotiated trend was ~7.2% but negative impact of shift in commercial plan mix within and across payors caused (0.3)% drop in rate to 6.9% 2004-05 projected range 2005 actual 6.9 8.0 7.5 4.3 4.7 5.4 (0.5) 0.5 3.0 10.5 11.5 12.8 Commercial (~54% of NR) Medicare (~28% of NR) Medicaid* (~8% of NR) Self-pay (~10% of NR*) One-time impact of "make-up" outlier payments of ~$35 M raised rates ~0.5% more than expected 2005 rates benefited from approximately ~$30M in reallocated DSH payments raised rates ~1.5-2.0% Impact of 9% increase in charge master and ongoing increases in acuity/utilization for SP patients Comment NR/AA Dollars 11,762 8,046 5,217 14,670*

NR/AA IS DRIVEN LARGELY BY UNDERLYING TREND IN PAYOR CLASSES WITH SMALL ADJUSTMENTS FOR OTHER FACTORS Other adjustments Pricing trend (overwhelming driver of trend) Medicare trend Medicaid trend Self-pay trend Commercial trend Price trend Commercial plan shift Payor Mix shift Uncompensated Care Case/service line shift Description Source: Literature review; analyst reports; team analysis Impact of movement within commercial book from high to low paying plans and from high to low payors Impact of differential growth rates between the various payor classes Impact of Henry capturing additional rate to offset eroding effect of uninsured Impact in change in types of cases being done from year to year Driver Expected price trend in each payor class 1 2 3 4 4a 4b 5 6 7

FORECAST OF KEY NET REVENUE PER AA COMPONENTS Price trend * Adjusts historical for reclassification of Managed Medicaid (net effect of dropping Medicaid from 7.2 to 3.0% growth and increasing commercial from 6.3 to 6.9%) ** See bad debt section for rationale *** No impact on NR/AA CAGR when self-pay accounts are excluded Source: Team analysis; Henry Company data Optimistic Base Projection (2006-09) Historical (2003-04) Historical adjusted* (2004-05) Group model projection (2006-09) Pessimistic Uncompensated Care Adjustment 6 Service line mix 7 1 Medicare 2 Medicaid 3 Self-pay** Commercial 4a Trend 4b Plan mix shift Total commercial Weighted average CAGR Net rev/AA CAGR 3.9 -3.9 10.8 10.0 N/A 10.0 N/A N/A N/A 5.5 5.4 3.0 12.8 7.2 -0.3 6.9 N/A N/A N/A 6.9* 4.1 0.7 7.9 N/A N/A 6.8 N/A N/A N/A 5.7 3.5 1.0 9.0 6.7 -0.4 6.3 5.5 0.0 -0.2 5.3 3.8 1.5 10.0 6.9 -0.3 6.6 5.8 0.1 -0.1 5.9 4.0 2.0 12.0 7.0 -0.2 6.8 6.3 0.1 0.0 6.4 Percent CAGR 4 Payor mix shift*** N/A N/A N/A N/A N/A N/A 5

Line 1 Line 2 1980 92 96.5 112 104.7 1981 93.7 98.7 109.8 104.5 1982 91.7 95.4 112.4 103.9 1983 94.2 97.5 114 106.2 1984 92.8 98.1 116.8 107.4 1985 95.8 102.4 114.8 108.2 1986 93.4 102 117 109 1987 85 99.8 118 108.3 1988 80.3 95.6 120.8 108.1 1989 80.5 93 124.9 109.2 1990 82.5 89.3 128.2 109.5 1991 87.4 86.7 130.4 109 1992 87 86 128.6 106.9 1993 90.6 87.4 122.5 104.4 1994 96 90 121.4 104.8 1995 99.4 92.1 119.6 105.2 1996 102.4 93.8 116.4 104.3 1997 103.5 95.6 112 103.8 1998 101.4 96.5 110.3 103.3 1999 99.8 94.7 110.8 102.6 2000 98.2 93.8 113.1 103.3 2001 98 95.1 117.3 105.7 2002 98.8 97.4 120 108.1 2003 96.7 94.6 122 107.8 2004 96 93.9 123 108.1 2005 95.5 92.7 124 108.1 2006 95 92.1 125 108.4 2007 94 91.6 126 108.9 2008 93 91 128 109.7 2009 92 90.3 130 110.4 2010 91 88.5 132 110.8 Commercial Historical payment to cost ratio for different classes of payors, 1980-2006 Percent Medicare Medicaid** Blended* Commercial and Government (Medicare and Medicaid) payments seem inversely correlated 1 COMMERCIAL AND GOVERNMENT REIMBURSEMENT HAVE (AND WILL LIKELY CONTINUE) TO MOVE COUNTER-CYCLICALLY Historical Cost * Blended rate weighs individual ratios by % of total hospital expenses undertaken by each payor type for each year ** Includes Medicaid disproportionate share (DSH) payments; if DSH payments are excluded, the payment to cost ratio for Medicaid patient ranges between 70% and 80% for the period 1997-2002 Source: TrendWatch Chart Book 2005; Lewin Group; AHA; Team analysis

CMS INPATIENT PAYMENTS IN MEDICARE WILL LIKELY BE LOWER GOING FORWARD Source: CMS; U.S. Census; team analysis -2.54 98 0.61 99 1.82 00 8.53 01 5.51 02 3.55 03 8.32 04 6.30 05 4.72 1996 2.80 97 06 2.52 07 4.45 08 4.32 2009 4.64 1 Percent Growth in CMS projected hospital cost per enrollee, 1995-2008 0 Historical Average 4.0% Projected Average 3.8% Medicare hospital spending per enrollee is projected to grow at 3.8% over the next 3 years Base-case projection set 3.8% CAGR for that time frame, with small range for optimistic/pessimistic

Breakdown of growth of Henry Medicaid NR/AA, 2005 Percent Source: Henry financial data; team analysis "Baseline" Medicaid NR/AA growth in 2005 was ~1.0- 1.5%, in line with historical performance Going forward, base case growth set at high-end of 2005 baseline performance, given likelihood in future years of some continued DSH reallocation in smaller amounts 1.0 - 1.5 7.2 1.5 - 2.0 1.5 MEDICAID NR/AA GROWTH IS EXPECTED TO BE SIMILAR TO ADJUSTED GROWTH FIGURES IN 2005 2 Baseline Medicaid growth in 2005 Baseline Medicaid growth in 2005 Internal re- classification of Managed Medicaid Impact of DSH re- allocation

2001-03 $/account CAGR 2003-05 NR/AA CAGR Self-pay account balance growth rate Percent Estimated CAGR in charge-master pricing* Percent Estimated change in $/unit due to acuity/utilization change Percent 2005-09P NR/AA CAGR 2001-03 2003-05 2005-09P 2001-03 2003-05 2005-09P Key assumptions in base case projection: Hospitals will continue to use chargemaster to offset pricing/bad debt pressure Acuity for self-pay patients should return to zero over time SELF-PAY NR/AA IS PROJECTED TO INCREASE AT A DOUBLE-DIGIT RATE 3 Historical Projected Source: Henry Company data

2006 2007 2008 Source: Henry Company data Breakdown of commercial business by type of contract Commercial contracts not yet negotiated Commercial negotiated contracts Other Managed Care (e.g., Worker's Comp, ASC) Expected rates Percent Blended: Rates for contracts which have not been negotiated are expected to be lower due to macro trends like transparency, payor consolidation and employer pushback 18 HENRY EXPECTS TO NEGOTIATE CLOSE TO 7% IN REIMBURSEMENT FOR MANAGED CARE BOOK . . . 4a 2006 4.0 (projection based on historical trends) 7.0 (projection based on management estimates) 7.4 (projection based on "locked-in" rates) 7.0 4.0 2007 2008 4.0 7.0 6.8 7.2 7.6 6.8 6.7 6.9 Average:

* Analysis is based on data from the East Florida market Source: Henry Company data; team analysis . . . BUT REALIZED RATE WILL BE LOWER DUE TO ADVERSE CHANGES IN COMMERCIAL PLAN MIX 95.9% 40,401 2004 3.0% 97.0% 38,521 2005 100% = Minor Major 4.1% Changes in commercial payor mix - shift from high-paying to low-paying Changes in commercial plan mix - shift within payors to lower paying plans Relative price 1.45 1.00 BCBS FL -0.01 BCBS TX -0.03 Cigna 0.02 Coventry 0.01 -0.24 United -0.01 Aetna 0.02 Wellpoint 0.01 Humana Outlier Mix of commercial revenue by payor* Percent Overall NR/AA impact from major payors shifting mix of plans Points of NR/AA CAGR Base case assumes that 30 bps reduction as a result of both changes continues, though plan mix shift may be more predominant effect over time Total blended impact on overall NR/AA - 0.2% -0.1% 4b Total blended impact on overall NR/AA 97.0%

CHANGES IN PAYOR CLASS MIX HAS NO IMPACT ON NR/AA CAGR IF SELF-PAY ACCOUNTS ARE EXCLUDED * Has already been accounted for in the price trend CAGR calculations Source: Henry data 5 Self Pay AA are growing faster than those in the other segments resulting in a net positive impact in the NR/AA payor mix (+0.1% addition to the CAGR) However, when self-pay accounts are excluded, the impact of shifts within the other categories on the CAGR is negligible Adjusted admissions mix by payor class 7.7 100.0 2006 7.7 100.0 2009 at 2006 mix 100.0 2009 Projected Medicare Medicaid Managed Self Pay Revenues : ($ Billions) 23.7 29.2 29.3 NR/AA CAGR : Percent 5.8 5.9 +0.04 Payor Mix Impact* (excluding self-pay) NR/AA CAGR : (excluding self-pay) Percent 5.32 5.36 9.4

6 NR/AA WILL ULTIMATELY GO UP ~0.1% ANNUALLY TO OFFSET THE ERODING IMPACT OF UNINSURED ON CASH NR/AA

Over time, increases in uninsured will erode hospital margins

Eventually, actions must be taken (by hospitals/government) through pricing to offset this or threaten the financial viability of the industry

Recovery will either occur through:
- Hospitals pushing harder in negotiations for commercial rate
- Governments stepping in with additional DSH or Medicare

We believe hospitals will be able to recover an amount that would allow them to maintain the rate of growth of cash NR/AA

Henry cash NR/AA growth, 2006-2009P, prior to uncompensated care adjustment
Percent



(0.4) erosion due to growth in bad debt
4.9
4.5
06-07
08-09

Additional annual NR/AA each year needed to offset the impact of the erosion:	0.13%
Amount captured :	75%
Total uncompensated care adjustment in base case:	**0.1%**

Source: team analysis

23

CHANGES IN SERVICE LINE MIX HAS A SMALL NEGATIVE IMPACT ON NR/AA CAGR Impact to overall revenue growth of shift in case type* Index * Admissions for the markets of Texas have not been included due to lack of data Source: Henry data 94.1 2004 6.0 Price and volume gain 100.1 2005P (0.1) Service line mix impact 100 Actual 2005 7 Comparing mix of cases by service line over 2 years across the majority of markets* in Henry, there was a slight (-0.1) impact on overall NR/AA from shift in mix between higher and lower paying cases Going forward, base case assumes the impact of this will continue at same basic rate (-0.1), reflecting intensity of competition and potential for specialty moratorium to be lifted 6,411

Line 1 Line 2 00-01 7.4 01-02 8.8 02-03 7.5 03-04 5.9 04-05 6.8 05-06E 5.6 5.6 5.6 5.6 06-07E 6.2 5.4 5.8 07-08E 6.3 5.5 5.9 08-09E 6.5 5.6 6 WE PROJECT NR/AA TO GROW AT ~5.9 PERCENT ANNUALLY * Reflects impact of increasing uncompensated care adjustment factor over time Source: Team analysis Henry same-facility NR/AA growth, 2000-07E Percent Optimistic Pessimistic McKinsey base What you need to believe Consolidation within commercial payors and plans increase Medicare spending falls below historical trends States cut back on Medicaid spending Self-pay growth falls below national projections What you need to believe DSH adjustments continue at the same rate as 2004-05 Consolidation within commercial payors and plans slows down Medicare CAGR increases beyond projections Self-pay keeps growing at 2004-05 rate

Pessimistic Projection Consolidation within commercial payors and plans increase Medicare spending falls below historical trends States cut back on Medicaid spending Self-pay growth falls below national projections Optimistic projection DSH adjustments continue at the same rate as 2004-05 Consolidation within commercial payors and plans slows down Medicare CAGR increases beyond projections Self-pay keeps growing at 2004-05 rate WHILE NR/AA IS PROJECTED TO GROW AT 5.9 PERCENT, UNCERTAINTY OF DRIVERS YIELD A RANGE OF 5.3 - 6.4 PERCENT 2006-09 Net Revenue/AA CAGR 5.9 Base case 0.4 Price Trend 0.1 Uncompensa ted Care Adjustment 0 Service Line Mix 6.4 Optimistic projection 5.9 Base case 0.4 Price Trend 0 Uncompensa ted Care Adjustment 0.2 Service Line Mix 5.3 Optimistic projection 0

TABLE OF CONTENTS NR per AA Volume Provision for Bad Debt Labor cost per AA Supply cost per AA

Henry same-facility adjusted admissions increase over prior year Percent VOLUME GROWTH HAS BEEN VOLATILE AND CHALLENGING OVER THE PAST 2 YEARS * Based on April 26, 2006 Group model Source: Henry company data; team analysis Quarterly actual Group model 2004 management view Quarterly Forecast Opt Mid Pess 2003 -0.9 -0.4 -0.2 1.5 2004 2.5 1.9 1.3 0.1 1.7 1.7 1.7 2005 2.1 1.775 1.7 1.675 1.2 1.85 1.7 1.65 1.1 1.925 1.7 1.625 0.7 2 1.7 1.6 2006 -0.1 -0.1 2.2 1.8 1.6 1 2.3 1.8 1.6 1 2.5 1.9 1.6 1 2.6 1.9 1.6 06-07E 1.3 2.7 2 1.575 1.3 2.8 2.1 1.55 1.3 2.9 2.2 1.525 1.3 3 2.3 1.5 07-08E 1.4 1.4 1.4 1.4 08-09E 1.2 1Q 03 1Q 04 1Q 05 1Q 06 1Q 07 1Q 08 1Q 09

LOWER THAN EXPECTED VOLUME IN 2005 WAS DRIVEN BY . . . Source: Team analysis Systematic changes One-time events Description Fundamental trend Variance from 2004 projections (BPS) Changes in demographics Changes in market share Changes in medical practice Outpatient growth 75% rule for rehabilitation centers Reclassification of one day stays to "observations" Impact of flu season Impact of hurricanes Business decisions -40 -15 +10 -50 -50 +100 +50 -30 -5 McKinsey's original forecast for AA volume growth in 2005 was 1.7% Actual AA volume growth in 2005 was 1.4% -30

AA growth Percent Flu season severity Percent of patients with ILI* FLU SEASON SEVERITY CAN MATERIALLY IMPACT VOLUME GROWTH * % of CDC sentinel provider patients with influenza related illness ** Q2 values are based on weeks 14-20 only Source: CDC; Henry financial statements Q1-03 Q1-04 Q1-05 Q1-06 Presence or absence of the flu in a given season can impact quarterly admission growth by +2.1 to -0.9%; (annualized = +0.5 to -0.25%) Flu season impacts hospital industry uniformly (no material difference across regions) Percent of patients with ILI AA growth

HURRICANES HAVE MODEST IMPACT ON ANNUAL VOLUME

Variance in inpatient surgery admission
2004 vs. 2005, percent


East Florida
-3.9
Total Henry
-0.6

Total Henry inpatient surgical admissions
Thousands


491
2
493
Represents **0.3%** of inpatient surgery volume*
2005 actual volume
Loss due to hurricanes**
2005 without hurricane effects

- The suspension of elective surgeries is the greatest driver of volume loss due to hurricanes
- West Florida, which was hit in 2004 shows a strong surgery admission growth (3.0%), demonstrating a recovery from last year's hurricane decline
- Assuming East Florida followed the national trend, Henry's surgical admission volume would increase by **0.3-0.5%*****
- Total revenue loss in a region that experiences a severe hurricane season is $14-18 million

* Inpatient surgery represents ~20% of total AA implying a total 0.06-0.1% decline in AA due to hurricane

** Assumes that East Florida's surgical admission declined at the same rate as the overall Henry market

*** Some loss of ER and medical patients also likely

Source: Henry internal data

31

VOLUME IS DRIVEN BY CHANGES IN DEMOGRAPHICS, MEDICAL PRACTICE, MARKET SHARE, AND OUTPATIENT GROWTH Fundamental volume trend Inpatient + + + Description Demographics Number of potential Henry patients is driven by Overall population growth in Henry markets Effect of aging U.S. population on patient volumes Medical practice Medical advances that eliminate the need for patients to be admitted to a treatment facility Preventative pharmaceuticals Less invasive procedures Changing payor initiatives Market share Proportion of patients treated by Henry is effected by Relative share of facility capacity Outpatient Patients treated without being admitted to a treatment facility Source: Team analysis The impact of systematic and one-time events likely to balance out overtime. As a result, our future projections only consider the impact of changes in the fundamental volume trend

Base 2.0 (0.5) 0.6 1.3 (0.8) Source: Team analysis; Henry Company data FORECAST OF KEY VOLUME COMPONENTS Percent CAGR Projection (2006-09) Demographics Medical practice Outpatient Total AA volume Market share Group model (2006-09) n/a n/a n/a 1.4 n/a Pessimistic 1.9 (0.6) 0.6 0.7 (1.2) Optimistic 2.1 (0.5) 0.6 1.6 (0.6) Historical (2003-05) (0.4) 2.0 (0.5) 1.0 1.4 (0.7) One-time adjustments

.. . . and the overall U.S. population is getting older Henry markets are growing faster . . . Henry's inherent demographic- driven growth of inpatient admissions should be 2.0% 1.87% due to population growth 0.13% due to aging trend Henry's growth is almost twice the national average FAVORABLE DEMOGRAPHIC TRENDS IN HENRY'S MARKETS WILL RESULT IN A THEORETICAL VOLUME INCREASE OF UP TO 2.0 PERCENT Source: U.S. Census 1.87 Henry markets 0.98 National average Projected population growth CAGR, 2000-04 Projected growth rate by age group CAGR, 2000-04 <18 18-44 44-64 65+ Percent of total population 25 39 24 12 Discharges per 1,000 89 89 122 368 U.S. aging trend will lead to a 0.13% increase in volume 0.9

CHANGES IN MEDICAL PRACTICE WILL REDUCE ADMISSIONS BY ~0.5 PERCENT * Implied growth is determined by U.S. age adjusted population CAGR, 2000-05 while actual utilization growth is determined by number of inpatient admissions CAGR, 2002-04 ** 2002-04 CAGR reflects adjustments made to 2003-2004 admissions data to normalize for one time events (2003 admission adjustments: -15 bps due to mild flu season; 2004 admission adjustments: +50 bps due to severe flu season) Source: U.S. Census; American Hospital Association; team analysis The decrease in actual inpatient utilization is being driven by New drugs and medical products reducing the number and length of stay of cases An increasing number of medical procedures can be completed on an outpatient basis Payors increasing cost shifting and consumer incentives Implied vs. actual utilization growth* CAGR, 2006-09 Implied utilization growth (1.1%) Actual utilization growth (0.6%)** Change in medical practice impact (0.5%) 2006 2009 0.4

SLOWER THAN MARKET GROWTH OF IP BED CAPACITY IS LIKELY TO REDUCE HENRY'S MARKET SHARE BY 0.6 TO 1.2 PERCENT

Added capacity in Henry market hospital systems

Henry investments:

- 1,107 new beds currently planned to enter the market between 2006 and 2009 (2.7% capacity increase)

Competitor investments*

- Henry markets increase bed capacity 10 bp faster than U.S. average
- **Base case:** 8.5% increased bed capacity in total U.S.: 90% of beds that have broken ground (4.5%) and 50% of beds in design phase (4.0%)
- Optimistic case: 6.9% increased bed capacity in total U.S.: 90% of beds that have broken ground (4.5%) and 30% of beds in design phase (2.4%)
- Pessimistic case: 10.6% increased bed capacity in total U.S.: all beds that have broken ground (5.0%) and 70% of beds in design phase (5.6%)

Change in Henry share of total beds in Henry markets



Base case estimate
100%= 232,500
249,158
Henry
Others
17.8
82.3
17.2
82.9
Henry share CAGR -0.8%
2005
2009
Optimistic case – less competitive pressure
100%= 232,500
246,217
Henry
Others
17.8
82.3
17.3
82.7
Henry share CAGR -0.6%
2005
2009
Worst case – more competitive pressure
100%= 232,500
252,654
Henry
Others
17.8
82.3
17.0
83.1
Henry share CAGR -1.2%
2005
2009

* Assumes that 50% of beds are replacement beds; excludes the 2.4% of bed growth that has already been completed; Henry markets are 30% of current U.S. bed capacity

Source: Banc of America Securities LLC estimates; Henry annual report; management projections; team analysis

36

OUTPATIENT GROWTH IS LIKELY TO LIFT OVERALL AA GROWTH BY ~0.6 PERCENT ANNUALLY FOR NEXT SEVERAL YEARS Source: AHA; Henry company data; team analysis Line 1 Line 2 2001 3.3 2.3 2002 3.3 2.3 2003 1.3 2.3 2004 1.5 2.3 Total U.S. historical outpatient growth Percent Mean = 2.3 Calculating AA growth Percent Inpatient Outpatient Weight Growth rate Adjusted 68 32 0.7 2.5 1.3% Projected Henry outpatient growth will lift adjusted admissions by 0.6% 3.0

Actual ML Optimistic Pessimistic 99-00 2.6 00-01 2.6 01-02 2.6 02-03 0 03-04 1.3 04-05 1.4 1.4 1.4 1.4 05-06E 1 1 1 06-07E 1.3 1.6 0.7 07-08E 1.3 1.6 0.7 08-09E 1.3 1.6 0.7 Source: Henry company data; Merrill Lynch analysis Henry same-facility adjusted admissions increase over prior year Percent Optimistic Pessimistic Faster than expected outpatient erosion Significant changes in physician relationships (e.g., rush to employ) New disruptions from higher than expected HDHP/HSA growth and new specialty hospitals Greater than expected competitor capital investment Strong flu seasons Few unexpected events (e.g., hurricanes) Better than expected market share Greater than expected capital investment relative to competitors Less competitor capacity than anticipated Success of market based strategies Base WE PROJECT VOLUME TO GROW AT ~1.3 PERCENT ANNUALLY, WITH A RANGE OF 0.7-1.6 PERCENT

TABLE OF CONTENTS NR per AA Volume Provision for Bad Debt Labor cost per AA Supply cost per AA

Line 1 2001-02 15.7 14.9 2002-03 13.1 39.6 2003-04 29.1 20.9 20.9 20.9 20.9 20.9 2004-05 18.8 20.4 13.1 17.2 19.2 2005-06E 15 17.1 12 15 2006-07E 13.9 16.3 11.2 13.2 ADJUSTING FOR THE UNINSURED DISCOUNT*, 2005 GROWTH IN PROVISION FOR BAD DEBT (PBD) WAS WITHIN THE FORECASTED RANGE * Adjusted to remove effects of uninsured discount in 2005; the income statement (not adjusted) number is -11.7% Source: Henry company data; team analysis Optimistic Pessimistic Henry year over year increase in PBD, 2001-07E Percent Actual Current forecast 2004 estimates

BAD DEBT GROWTH CAN BE ESTIMATED USING A SET OF INPUTS Growth in bad debt expense * Collections percentage is off of collectibles, which is ~12% higher than net revenue due the to fact that certain collectibles are eventually categorized as charity care or as uninsured discount Growth driver (2006 estimated number) Growth in self-pay (SP) bad debt (75% of total) Growth in co- pay/deductible (CP/D) bad debt (25% of total) Growth in AA with CP/D (890,000) Growth in average patient balance per CP/D AA ($1,460) Change in CP/D percent of balance uncollected* (45.5%) Growth in SP adjusted admissions (AA) (181,300) Change in SP percent of balance uncollected* (87.3%) Growth in SP net revenue (NR) per AA ($10,960) Chargemaster increase Change in utilization/AA Growth in non-self pay AA (2,227,000) Change in percent of accounts with CP/D (40%) Growth in non-self pay NR/AA ($10,090) Change in percent of bill paid by patient (14.4%)

WHILE ACTUAL GROWTH CAME IN NEAR MIDPOINT OF ESTIMATED RANGE, THERE WAS SIGNIFICANT VARIATION IN COMPONENT FORECASTS * Includes impact of reduction in number of hospitals, hindsight and other adjustments Source: Henry company data; estimates from Henry forecasting group; team analysis Difference between 2004 management forecasted performance (midpoint of forecasted range) and estimated actual performance Percent of difference attributable to each factor CP/D average patient balance/AA SP AA Percent of CP/D balance uncol- lected* Percent of SP balance uncol- lected* Forecasted 2004-05 increase in PBD CP/D AA Actual 2004-05 increase in PBD SP net revenue/AA 17.8 -0.7 -2.9 -0.3 0 -1.8 17.2 5.1

EFFORTS ON CASE MANAGEMENT AND COLLECTIONS ACROSS ALL ACCOUNTS OFFSET HIGH GROWTH IN SELF-PAY ACCOUNTS*

2004-05 forecasted ranges and actuals (%)

▽ – 2005 actual
|◆| – 2004 management forecast range



SP AA
3.0
4.7
10.5
SP NR/AA
12.5
12.8
16.5
Percent of SP balance uncollected
(1.2)
(0.1)
2.2
CP/D AA
0.0
0.5
1.8
CP/D average balance/AA
6.9
7.7
8.5
Percent of CP/D balance uncollected
(5.0)
(1.1)
+3.7

- For self-pay, effect of greater-than-expected account growth largely offset by better performance in NR/AA and percent uncollected
- Performance improved by one-time gains
  - Improved SP case management moderated growth of SP NR/AA
  - Henry collections initiatives reduced percent of SP and CP/D balance uncollected by ~$65 million
- For CP/D, AA and average balance/AA reflects lower-than-expected growth in commercial volume and pricing

* Assumes PBD will equal eventual bad debt write-offs; actual PBD may be different in any given year due to accounting adjustments and timing

Source: Henry company data; management interviews; team analysis

43

FORECAST OF PROVISION OF BAD DEBT COMPONENTS * Estimated based on projections for other numbers (i.e., what it would need to be to reach 12.3% growth) ** Assumes management projects no change in percent of accounts with CP/D and no increase in patient liability percent of total bill *** Growth rate is 18.2% based on the 6 factors; reduction in number of hospitals, hindsight and other adjustments lowered growth by 1% Source: Henry company data; management interviews; team analysis PBD CAGR 12.2 21.1 12.3 17.2*** 4.8 9.7 4.1 2.3 Effective CAGR 5.0 10.0 8.6 10.5 1. AA 0 1.0 -1.9* -1.2 3. Percent uncollected 14.5 24.4 14.9 23.2 Effective CAGR 0.8 1.3 0.8** 0 4. AA with CP/D -1.0 0 -1.9* -5.0 6. Percent uncollected Self-pay (~75% of PBD) Copay/ deductible (~25% of PBD) Historical GR (2004-05) Group projection CAGR (2006-09) Pessimistic Base Optimistic 3-year CAGR projections 16.5 7.1 8.0 9.0 12.0 7.9 12.8 2. Average balance/AA 10.0 0.5 19.4 1.1 5.1 8.3 5.4** 7.7 5. Average patient balance/AA 6.4 -0.5

1 THE UNINSURED ARE GROWING FASTER IN HENRY MARKETS THAN THE COUNTRY AS A WHOLE . . .



U.S. uninsured, 2000-04
Millions
3.6%
40.0
41.6
43.8
45.4
46.1
2000
2001
2002
2003
2004



Uninsured growth rate in Henry states, 2000-04
Percent
5.1
4.0
6.9
7.5
4.3
4.8
US Avg.
3.6
FL
TX
VA
TN
All other Henry states*
Henry overall *

* Henry bed-weighted average of state growth rates; calculation does not reflect Henry's location in urban and suburban areas

Source: Economy.com; Henry company data; Kaiser Family Foundation; team analysis

45

. . . AND HISTORICALLY HENRY UNINSURED ADMISSIONS HAVE GROWN AT AN EVEN A HIGHER RATE

Growth in SP AA
Percent


11.1
10.7
10.5
8.0
2001-03 CAGR*
2003-04
2004-05
2006-09 projection

- Over last several years, Henry uninsured admissions have grown much faster than uninsured population growth in Henry states
- Higher growth likely due to a combination of factors
  - External
    - Uninsured admissions growing faster than uninsured growth (2006 Deutsche Bank survey showed ~8% growth in SP admissions for ~700 hospitals)
    - Competitors "cherry-picking" better payor patients
  - Internal
    - Urban location of Henry hospitals
    - Purposeful increase in ER capacity
- Going forward, trend projected to moderate – hence base case set at 8.0%

* 2001-03 figures are increase in total number of SP accounts (not AA)

Source: Henry write-off database; Henry company data; Deutsche Bank analyst report

46

2001-03 $/account CAGR 2003-05 NR/AA CAGR Self-pay account balance growth rate Percent Estimated CAGR in charge-master pricing* Percent Estimated change in $/unit due to acuity/utilization change Percent 2005-09P NR/AA CAGR 2001-03 2003-05 2005-09P 2001-03 2003-05 2005-09P Key assumptions in base case projection: Hospitals will continue to use chargemaster to offset pricing/bad debt pressure Acuity for self-pay patients will return to zero over time SELF-PAY NR/AA IS PROJECTED TO INCREASE AT A DOUBLE-DIGIT RATE 2 Historical Projected Source: Henry Company data

2004-05 COLLECTIONS PERCENTAGE IMPROVED DUE TO SUCCESS OF INTERNAL INITIATIVES * Hindsight adjustments, collections changes by third-party collectors, and non-up front PAS collection changes on individual liabilities ** Adjusted for impact of uninsured discount Source: Henry company data; estimates from Henry forecasting group; team analysis Overall non-collections percentage for self pay and CP/D patient liabilities Percent uncollected Improving "up-front" collections rate added $60 million to Henry bottom-line Uninsured discount artificially decreased uncollections percentage by 5.3% These improvements will "rebase" collections rate; but will be difficult to sustain year-over-year improvements at this rate (hence lower improvements in projections) Moreover, shift in collectible mix towards SP will drive blended collections rate down over time 76.7 2004 SP and CP/D blended percent uncollected -0.7 Improved SP collections -0.5 -0.4 Improved CPD collections -3.6 Effect of uninsured discount and other factors* 71.5 2005 collections percent if 2004-05 collectible mix stayed same Effect of shift in collectible mix** 72.6 2005 blended percent uncollected Portion due to "one- time" POS collection improvements 3/6 1.1

HENRY'S PATIENT COLLECTIBLES ASSOCIATED WITH CP/D VOLUME IS PROJECTED TO INCREASE SLIGHTLY CP/D number of accounts CP/D Account balance Overall growth Non self-pay AA CAGR Percent of non-self pay accounts with CP/D Overall growth Non self-pay NR/AA CAGR Patient liability % of bill for CP/D accounts Historical 2004-05 GR 0.5 0.6* 6.2 1.4 3 year CAGR Projection Pessimistic 1.3 0.8 0.5 8.3 5.7 2.5 Base 1.1 0.8 0.3 6.4 5.4 1.0 Optimistic 0.8 0.8 0.0 5.1 5.1 0 Rationale for projections Slow growth in commercial offset by higher Medicare/Medicaid growth Rate of increase slows as CP/D penetration increases (i.e., as more accounts have CP/D, fewer opportunities to increase CP/D percent) Based on pricing team projections Active efforts by payors to increase patient liability; impact on Henry offset by Increase coming in deductibles, which are often already spent by the time patient enters hospital (and thus not in patient liability) Payor efforts to push increases for "non-preferred" providers in network; Henry's market position often makes it a preferred provider * 2003-05 CAGR; 2004-05 GR was -.5% due to decrease in Medicare/Medicaid accounts with CP/D Source: Henry financial information; team analysis 4/5 0.0 7.7

5 PATIENT LIABILITY PER COPAY/DEDUCTIBLE ADJUSTED ADMISSION INCREASED ~8% IN 2004-05

Patient liability per adjusted admission with CPD
Dollars



1,358
19
7.7%
78
1,261
Kaiser survey suggests 7.3% increase in 2005
2004 patient liability per CPD AA
Change due to increased contract rate
Change due to increased cost sharing
2005 patient liability per CPD AA

- Overall patient portion of hospital bill increasing ~$100
- ~80% of increase due to higher hospital prices and ~20% due to increase in cost sharing
- Going forward, expect increase in cost sharing to continue at a slightly lower rate

Source: Henry company data; estimates from Henry forecasting group; team analysis

50

Line 1 2001-02 15.7 14.9 2002-03 13.1 39.6 2003-04 29.1 20.9 2004-05 18.8 17.2 2005-06E 15 11.2 11.2 11.2 11.2 2006-07E 13.9 12.1 16.2 20.8 2007-08E 12.2 16.6 21.2 2008-09E 12.4 16.8 21.5 What you have to believe SP AA grows at Henry uninsured population growth rate and NR/AA grows at chargemaster Uncollections % grows .5% less than base WE PROJECT PROVISION FOR BAD DEBT (PBD) TO GROW AT ~16.5 PERCENT Optimistic Pessimistic Henry increase in PBD, 2001-09 Percent Base case Trends essentially constant for each individual growth driver; increase in overall growth rate over time due to higher growth rate for SP segment and increasing SP percent of total bad debt expense over time What you have to believe SP AA and NR/AA grows slightly less than historical Uncollections % grows .5% higher than base * Uninsured discount lowers PBD growth rate in 2004-05 and 2005-06 because hospitals implemented discount at different times during 2005; 2004-05 growth rate has been adjusted to remove impact of uninsured discount (unadjusted figure is -11.7%) whereas 2005-06 growth rate has not been adjusted; 2005-06 growth rate would be significantly higher if adjusted to remove impact of uninsured discount Source: Henry company data; estimates from Henry forecasting group; team analysis

WHILE PBD IS PROJECTED TO GROW AT 16.5 PERCENT, UNCERTAINTY OF DRIVERS YIELD A RANGE OF 12.2 - 21.1 PERCENT 2006-09 Provision for Bad Debt CAGR 16.5 Base case Self-pay collectibles 0.5 CP/D collectibles 0.5 Collections rate 12.2 Optimistic projection 16.5 Base case Self-pay collectibles 0.5 CP/D collectibles 0.5 Collections rate 21.1 Pessimistic projection 0 Optimistic projection Self-pay AA grows at uninsured population growth rate in Henry states and NR/AA grows at chargemaster rate increase No increase in % of non self-pay accounts with CP/D or in patient liability % of total bill Self-pay uncollections rate remains constant while CP/D uncollections rate decreases Pessimistic projection Self-pay AA and NR/AA grows at rates slightly less than historical rates % of non self-pay accounts with CP/D and patient liability % of total bill increase at slightly less than historical rates Self-pay uncollections rate increases while CP/D collections rate remains constant

TABLE OF CONTENTS NR per AA Volume Provision for Bad Debt Labor cost per AA Supply cost per AA

10 02-03 6.2 03-04 6.4 6.2 6.2 6.2 7.2 5.7 2 04-05 4.4 4 6.3 3.3 6.4 8.2 6.2 6.2 6.2 05-06E 5.1 5.1 4.2 6.4 3.8 4 5.1 6.25 4.75 5 4.56 6.28 4.06 5.9 4 6.3 3.3 06-07E 4.5 4.3 6.5 3.9 6.5 4.1 6.35 3.55 6.5 4.16 6.38 3.68 6.5 4.2 6.4 3.8 07-08E 4.5 4.8 4.25 6.45 3.85 4.8 4.28 6.48 3.88 4.8 4.3 6.5 3.9 08-09E 4.5 4.7 4.7 4.7 08-09E 4.6 HENRY'S LABOR EXPENSE GROWTH HAS BEEN CLOSE TO EXPECTATIONS UNTIL 1Q 06 Source: Henry company data; team analysis Henry $/adjusted admission increase over prior year Percent Annual actual Group model forecast 2004 management view 6.6 (Q1 06)

HIGHER THAN EXPECTED WAGE INCREASE WAS THE MAIN DRIVER OF HIGHER LABOR COSTS Reason for change * Difference from base projection Source: Henry company data; team analysis Estimated impact on difference between base projection and actual Basis points Total* Total* 120 (85) 25 40 110 240 75 (20) 25 30 2004-05: projected 2005 growth rate 4.0%, actual 2005 rate 4.4% Wage growth exceeded expectations to maintain labor pool and curb attrition. Henry paid less than 95% of market rates to RNs in ~30% of its regions but paid more than 90% of market rates in all regions Improvement in productivity to reduce unnecessary labor costs and increase productivity of existing staff Benefits costs grew slightly faster than forecasted Aggressive management of contract labor drove additional cost reductions 1Q 05-1Q 06: projected 2006 growth rate: 4.2%, actual 1Q 06 rate: 6.6% Continuing wage growth above expectations Planned pay increases in specific markets in 2006 to correct wages relative to market rates Productivity declined due to 2005 staff reductions that left hospitals unable to meet fluctuations in demand Benefits costs grew slightly faster than expectations Contract labor spending increased Headcount reduction in 2005 required additional use of contract labor

Salaried Labor** LABOR COSTS ARE DRIVEN PRIMARILY BY CLINICAL SALARIED LABOR EXPENSES Labor costs Description Percent of total labor cost* Wage Hourly rate paid to salaried labor Clinical positions account for 70% of salaried labor Produc- tivity Measure used to show productivity of salaried labor Expressed as manhours/AA (negative growth rate is desirable) 78.0 Benefits Includes all benefits for salaried labor Health benefits account for 40% of total benefits 18.7 Contract labor Wages paid to non-salaried labor Primarily brought in to address shortages (nursing staff, technicians, admins) 3.3 * Calculated using 2005 total labor cost ($) ** 2005 breakdown in salaried hours: 33% RN, 21% nurse aide, 15% technicians, 31% non-clinical staff Source: Team analysis + + + x Clinical salaried labor accounts for 56% of labor costs 21

FORECAST OF KEY LABOR COST PER AA COMPONENTS Historical (2003-05) Projection (2006-09) Pessimistic Base Optimistic Total cost/AA * Measured as man hours/AA. Negative growth desirable as it reflects increase in productivity ** Not expressed as a growth rate but as a percent of salaried labor. Historic value is 2003-05 average. Contract labor expected to grow to 5.0% of salary in 2006 and remain stable through 2009 (base case) *** Revised group model (June 29, 2006) projects labor cost excluding contract labor to grow at 5.0% CAGR (2006-2009) Source: Team analysis; Henry Company data Percent CAGR Group model projection (2006-09) 5.4 4.6*** 5.8 4.9 4.0 4.9 4.7 4.7 4.3 4.0 Wage 0.5 (0.5) 0.2 0.0 (0.2) Productivity* 10.7 7.6 9.0 8.5 7.0 Benefits 4.9 6.2 6.0 5.0 4.5 Contract labor**

INCREASE IN NURSING SCHOOL ENROLLMENT WILL HELP DRIVE DECLINE IN WAGE GROWTH * Index representing private hospital salary costs Source: Economy.com; Bear Stearns, BLS Hospital employee annual salary Percent change from previous year Rising nursing school enrollment, which has historically reduced wage growth. . . .. . is expected to slow national growth in hospital employee salary Historical growth Line 1 Line 2 2003 5.6 2004 5.6 230 420 2005 6.3 6.3 245 430 2006E 4.5 267 450 2007E 4.8 250 465 2008E 4.5 278 470 2009E 4.6 298 490 1996 150 300 520 1997 176 220 325 535 03 04 08E 09E 05 06E 07E Percent change from previous year 92 93 94 95 96 97 98 99 00 01 02 03 04 Column - left Line - right 92 12.4 4 93 10.2 3.2 94 2.6 3 95 -2.6 2 96 -6.2 2.5 97 -6.5 1.9 98 -4.8 2.8 99 -4.4 3 00 -2 3.2 01 3.7 4.1 02 8 5.8 03 16.6 4 04 14.1 3.8 Hospital labor cost growth declining 3-4 years after '92-'93 rise in enrollment Nursing school enrollment Current enrollment increase Economy.com forecast Hospital labor cost Index* 10,260 2006-09 CAGR: 4.6%

SALARIED LABOR COST IS PROJECTED TO GROW AT 4.3 PERCENT * Reflects difference of projected salary per employee between national and weighted average of Henry markets ** Reflects adjustments to salaries that Henry has planned to maintain competitive position Source: Internal Henry data; Economy.com; BEA Projected growth rates, 2006-09 Percent, CAGR 4.6 National salary per hospital employee Henry geography* 0.1 Henry adjustment** 0 Changes in productivity 4.3 Projected salaried labor growth Drivers of wage projection Adjustment to reflect salary growth in Henry's markets Salary growth in Henry markets is projected to be 4.2% compared to national average of 4.6% 1 2 3 1 2 3 One-time additional wage increase of $50 million expected in 2007 Spending to counter high attrition related to below-market wages (~30% of regions below 95% of regional wages; remaining 70% at 97% of market rates or greater) Adjustment for changes in productivity Productivity gains from volume growth (1.3% volume CAGR projected) Productivity losses related to: Redundant documentation Evolving staffing ratios Need for buffer capacity to handle volume increases Increasing unionization 0.4

HISTORICAL PERFORMANCE AND CONTINUED REGULATORY BURDEN POINT TO FLAT PRODUCTIVITY GOING FORWARD Source: Henry internal data, team analysis 1Q 99 2Q 99 3Q 99 4Q 99 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q Labor Rate (adj) -0.7 0.7 1.8 0.6 2 0.6 -0.1 1.9 2.8 0.7 0.3 1 0.5 1.2 0.8 0.5 -3.3 -1.1 -0.9 1.3 2.1 2.1 0.2 -0.2 -0.2 -0.2 Man-hours/AA, percent change from PY 2001 2002 2003 2004 2005 2006 No clear historical trend 40% of costs are fixed; productivity logically should grow with volume However, in the last 4 years productivity has declined an average of 0.9% annually despite volume growth of 1.8% In the last 5 quarters, however, productivity has improved at an average rate of 0.4% annually- though inconsistently Given this highly variable history, we have projected productivity growth to be 0% 2006-09 0.9 -0.4 Average change during period Percent from PY

Line 1 Line 2 2003 6.3 7.7 2004 7.1 14 230 420 2005 5.1 8.1 245 430 2006E 4.8 8.6 267 450 8.6 2007E 4.7 250 465 8.7 2008E 4.6 278 470 8.5 2009E 4.6 298 490 8.3 1996 150 300 520 1997 176 220 325 535 HENRY BENEFIT COSTS ARE PROJECTED TO DECLINE SLIGHTLY, IN LINE WITH NATIONAL TRENDS * Financial Compass database; includes both for profit and nonprofit hospitals Source: Economy.com; Financial Compass, Henry company data 2004 benefit costs relative to salary* Percent; benefit costs/salary cost Total benefit costs Percent change from previous year Henry's benefit costs are slightly below those of peer hospitals . . . .. . . allowing Henry to capture reductions as overall benefit cost growth declines 21.0 Average Henry hospital 22.7 Average urban hospital 2004 benefit costs* Dollars per employee, thousands $10,136 Average Henry hospital $10,260 Average urban hospital* CAGR, 2002-04 9.9 11.1 03 04 08E 09E 05 06E 07E 10,260 Economy.com forecast Henry historical Base projection

Line 1 Line 2 2002 9 7 230 420 2003 6.1 7 245 430 2004 4.6 7 267 450 2005 4.2 7 250 465 1Q 2006 4.9 7 278 470 7 298 490 1996 150 300 520 1997 176 220 325 535 HENRY'S CONTRACT LABOR SPENDING IS AT INDUSTRY BEST PRACTICE, LEAVING LITTLE ROOM FOR IMPROVEMENT Contract labor spending as percent of SWB * Upper bound of best practice range shown to be sustainable in the long-term Source: Henry company data; Financial Compass database; team analysis, Industry best practice* Major for-profit competitor (2004) Henry historical results

Line 1 02-03 0.062 03-04 0.064 04-05 0.044 05-06E 0.051 0.051 0.051 06-7E 0.054 0.056 0.045 07-08E 0.047 0.058 0.04 08-09E 0.045 0.06 0.035 05-06E 0.042 0.064 0.038 06-07E 0.043 0.065 0.039 WE PROJECT LABOR COSTS TO GROW AT 4.9% Source: Henry company data; team analysis Henry $/adjusted admission increase over prior year Percent Optimistic Pessimistic Base projection What you have to believe Henry required to raise wages to market levels to maintain labor pool Productivity declines due to increased regulatory burden National average benefit costs grow faster than currently predicted What you have to believe Henry wage growth in line with projected national growth Productivity gains from volume increase Henry benefit cost growth no faster than national average

Pessimistic Projection Wage growth outpaces national growth rates Additional market level wage increases needed to keep pace with competitors Productivity declines due to increasing regulatory burden Benefit cost growth remains at historic levels, to supplement needed wage increases Current contract labor spend unsustainable, reverts to 2004 levels Optimistic projection Henry wage growth consistent with projected national growth rates Productivity gains from volume increases and Henry programs Benefit cost growth declines to level in line with external estimates (Fortune 500 firms) Contract labor spend remains at 4.5%, near 2005 levels WHILE LABOR COSTS ARE PROJECTED TO GROW AT 4.9 PERCENT, UNCERTAINTY OF DRIVERS YIELD A RANGE OF 4.0-5.8 PERCENT 2006-09 labor cost/AA CAGR 4.9 Base case 0.3 Wages 0.2 Producti- vity 0.2 Benefits 0.2 Contract labor 4.0 Optimistic projection 4.9 Base case 0.3 Wages 0.2 Producti- vity 0.1 Benefits 0.3 Contract labor 5.8 Pessimistic projection 0

TABLE OF CONTENTS NR per AA Volume Provision for Bad Debt Labor cost per AA Supply cost per AA

HENRY'S SUPPLY EXPENSE PERFORMANCE WAS SIGNIFICANTLY BETTER THAN EXPECTED Source: Henry company data - supply expense of total hospital operations; team analysis Henry supply expense growth rate per AA over prior year, percent Actual Group Model forecast 2004 estimates Line 1 00-01 7 01-02 8.9 02-03 7.9 03-04 9.1 9.1 9.1 9 04-05 8.3 9.3 7 4.9 05-06E 8.3 9.2 7.2 7.1 7.1 06-07E 8.3 9.1 7.4 7.6 07-08E 7.9 08-09E 7.8

DECREASE IN SUPPLY COST GROWTH RATE FROM 2004 TO 2005 DUE TO ONE-TIME DROP IN MEDICAL DEVICE COST Henry expense growth rate per adjusted admission, percent * Drug eluting stent expense incorporated into base by 2004. $144M drug eluting stent expense in 2004 did not exist in 2002 and growth stabilized in 2005 ** Commodity savings: reprocessing - refurbish used surgical equipment (i.e., Ethicon harmonic scalpel); $9.0M; contrast media - develop competitive single source contract for Isovue (IV die); $3.1M; Agfa - develop single source product standardization for radiology film; $4.2M Source: Henry data, team analysis Key drivers Medical device 1.6% decrease from lower growth rates in drug eluting stent volume and price * 0.7% decrease from improved Ortho contract price will not repeat in 2006 0.3% decrease from one-time preferred AICD vendor status program (per AICD procedure cost down 8.9%) 0.3% decrease from slower surgery volume growth rate (i.e., coronary stent cases down 5.1%, spine) Pharmaceutical $30M savings from formulary, clinical equivalence, and generic conversions of ~$21M unlikely to repeat Commodity $10M savings through improved utilization of commodity**, but 32.2% increase in non-capital equipment Blood Utilization 11% growth per patient day 0.3 4.9 Rebate Blood 2005 Commodity 0.3 Pharmacy Medical Device 2004 9.0 0.5

SUPPLY EXPENSE HAS FIVE MAIN COMPONENTS 34.1 43.0 -4.6 4.8 22.6 Percent of supply cost* * Percent of total 2005 supply expenses ** Savings achieved from decreasing expense growth rate of major supply categories already accounted for in category trends Source: Henry company data - GL supply expense of total hospital operations; team analysis -2.8 + Specialized device implanted or otherwise used in patient care (e.g., 60% of case volume from stents, AICDs, pacemakers, ortho, and spine) Rebates on hospital spend, facility admin. fees, and equity share Targeted programs to reduce supply cost across categories Group purchasing contracts of HPG ($25.5M '05 savings) Product and formulary standardization programs impact pharmacy and commodity expense categories ($49M '05 savings) Other division and regional based contracting ($47M '05 savings in medical device component, specifically AICD) Category description Pharmaceuticals administrated during an in-patient stay Medicines that are only administrated in a medical setting (e.g., IV antibiotics, chemotherapy drugs) Other medicines given during patient's hospital stay (e.g., Protonix) Low technology/value items used in routine patient care and hospital maintenance (e.g., gloves, sutures, food, other nonmedicals) Regular and processed whole blood (e.g., leukocyte depleted blood) Blood components such as Factor VIIa, Factor VIII, platelets and plasma Medical devices Pharmacy Blood Commodity Rebates Henry Supply Chain Programs** -

FORECAST OF KEY SUPPLY COST PER AA COMPONENTS * Implies no significant volume mix changes ** One-time accrual release led to significant increase *** Savings achieved from decreasing the expense growth rate of major supply categories Source: Team analysis; Henry Company data Historical (2002-04) Pessimistic Base Optimistic Projection (2006-09)* Historical (2004-05) Commodity 5.3 3.7 6.6 4.0 3.3 Rebates 12.2 14.8 10.9 11.1 22.2** Blood 14.0 9.3 16.3 9.4 10.9 Pharmacy 6.0 4.7 6.4 7.1 4.7 Henry supply chain programs*** $40 MM $50 MM $20 MM N/A - Medical devices 11.3 10.6 13.8 17.4 9.5 Group model projection (2006-09) N/A N/A N/A N/A - N/A Percent CAGR Supply cost/AA 8.6 4.9 7.7 9.6 7.8 6.2

HCA Medical device industry 03-04 18.2 6 04-05 9.5 7 05-06 10.91 8 06-07 11.23 9 07-08 11.34 10 08-09 11.4 11 SLOWER GROWTH RATE IN HIGH DOLLAR DEVICES LEADS TO SLOWER MEDICAL DEVICE GROWTH Medical device expense growth rate per adjusted admission, percent Key drivers of projected growth Overall medical device growth results from individual growth assessment of 10 device categories and applying growth projection to 2005 base spend Slow growth in three of the high dollar devices controls growth Pacemaker (5%) Coronary stents (7.5%) AICD (10%) High growth expectation on other categories contributes to growth Interventional Radiology (15%) Bone and tissue bank (20%) Spinal (15%) Anticipate higher growth in categories with new devices Biodegradable stents Growth factor coated spine implants Cardiac resynchronization therapy/biventricular pacemakers Peripheral vascular stents Pacemaker expanding indications Current projection Actual 04-05 decline due to significant decreases in both price per unit and device units purchased on top five device expense categories.* For example in coronary stents, per unit price growth decreased from 35.2% (2004) to 5.9% (2005) while units purchased growth rate decreased from 17.7% (2004) to -2.0% (2005) ** * Top five device categories by annual Henry spend are spinal implants, orthopedic implants, AICD and leads, coronary stents (including drug eluting stents) and pacemakers ** Refer to 2002, 2003, and 2004 price and unit analysis of five high dollar device categories Source: Henry company data - GL supply expense of total hospital operations

INCREASE IN MEDICAL DEVICE GROWTH RATE OVER PLANNING HORIZON DUE TO EXPECTED AICD AND STENT GROWTH Medical device expense growth rate per adjusted admission, percent Source: Henry supply expense category growth projections, team analysis 11.4 2009 Int. Radiology 0.1 Other Ortho 0.3 0.5 Spinal 0.3 Ortho AICD 0.3 Stent Cathlab 10.9 0 Pacemaker 0.1 Bone + Tisuue 0.3 2006 ~60% of total medical device spend incorporated in top 4 expense categories: spinal, ortho, AICD, and stent 1.3

PHARMACEUTICAL PROJECTION REFLECTS FUNDAMENTAL GROWTH OF CATEGORY

Pharmaceutical expense growth rate per adjusted admission, percent



Actual
Current projection
14
12
10
8
6
4
2
0
05-06 decline due to 11% decrease in general pharmacy spend (40% of total). Decline caused by slow growth in medical submissions and one-time success in formulary standardization programs. Additional downward pressure applied by decreased growth rate of costly biotechnology and thrombolytic products
7.0
4.7
1.3
4.8
6.5
6
03-04
04-05*
05-06
06-07
07-08
08-09

Key drivers of projected growth

- **Overall pharmacy growth results from individual growth assessment of 13 pharmaceutical categories and applying growth projection to 2005 base spend**
- **Expense growth pressure**
  - Anti-thrombotic (13.5%)
  - Chemotherapy (10.3%)
  - Biotechnology (7.3%)
  - Anesthetics (7.3%)
- **Expense relief from stable low growth of major volume categories**
  - Antibiotics (5.7%)
  - Cardiovascular (5.7%)
  - Biological vaccines (2.3%)
- **Additional expense control factors**
  - No major new blockbuster hospital drugs on the horizon and key patent expiration of Zofran will lead to 30-40% price saving
  - Continued success in formulary standardization and centralized purchasing will limit price increases across all categories

* IMS data suggests pharmaceutical industry total US. hospital channel drug sales grew at 4.2% in 2005

Source: Henry company data, team analysis

72

BLOOD, COMMODITY AND REBATE GROWTH RATES INCREASE SLIGHTLY COMPARED TO HISTORICAL TRENDS Blood Rebates Source: HPG and Henry interviews, team analysis Trajectory Commodity Drivers of trend Growth in nonequity membership Henry receives equity share (69%) of nonequity member administration fees in addition to vendor rebates and admin fees CoreTrust business model successful Build membership outside of hospitals to leverage GPO contracts Regulatory oversight remains consistent Change in 3% ceiling to administration fee not changed Local market supply constraints Utilization improvement achievable (i.e., transfusion rules) Price increases due to supplier consolidation, fewer donors and increased cost of testing requirements (i.e., West Nile) Supply constraint negates Leukocyte reduced blood stabilization Pricing pressure from additive components Factor VIIa / Novoseven costs projected to increase $5-$10M / yr Continued performance of group purchasing contracts Historic ~4% result of bulk purchase and per unit price improvements Ability to implement standardization across hospitals Appetite to enforce product standardization possibly reaching limits Mix changes to high dollar value surgical service Ongoing local service line efforts may drive up costs (i.e., FL spine) Inflation and discretionary spending trending upward Increases in oil price impact nonmedical equipment and food costs

HENRY SUPPLY CHAIN EFFORTS SUCCESSFUL IN REDUCING SUPPLY COST BY APPROXIMATELY $40 MILLION PER YEAR Source: Henry Supply Chain MOR (2005 / 2006) Major initiatives Impact on supply cost 2005 Total savings Product standardization Pharmacy programs 26.7 Diflucan - conversion to generic anti-fungal facing some physician preference 7.4 Carboplantin - formulary brand standardization on chemotherapy product 3.0 23.0 Reprocessing - refurbish used surgical equipment (i.e., Ethicon harmonic scalpel) 9.6 Contrast Media - develop competitive single source contract for isovue (IV die) 3.1 Agfa - develop single source product standardization for radiology film 4.2 2.3 Ethicon - conversion to contracted endo-mechnical/surgery tools (i.e., laproscopic) products to eliminate off contract use 1.3 Compression - single source contract for commodity 10.0 Rocephin - conversion to generic with market share discount 2006 Product standardization 13.3 (E) Pharmacy programs 23.7 (E) 10.0 Suprane - conversion to generic anesthesia gas receiving price discount and additional rebates Year $ Millions Additional 2005 savings include $25 million from national contracts and $47 million from regional contracts

Line 1 00-01 7 01-02 8.9 02-03 7.9 03-04 9 04-05 4.9 05-06E 7.1 7.1 7.1 06-07E 6.2 9 7.6 07-08E 6.2 9.6 7.9 08-09E 6.1 10 7.8 WE PROJECT SUPPLY COSTS TO GROW AT 7.8 PERCENT Source: Henry company data; team analysis Optimistic Pessimistic Base case What you have to believe Few new pharmaceutical or device blockbusters Improved formulary standardization and generic conversion compliance Limited price pressure from new devices (i.e., biodegradable stents) Increased usage of preferred vendor programs and continued per unit price decreases through group purchasing contracts No significant procedure mix shifts to higher cost items What you have to believe Drug mix shifts to highest cost items (i.e., Remicade) Competition in stent and biotechnology markets limited Ortho device pricing increases by 15% per unit AICD CHF device penetration grows faster than 10% Poor compliance performance with national and regional agreements Commodity energy prices increase and negative patient mix change Henry expense growth rate per adjusted admission over prior year, percent

WHILE SUPPLY COSTS ARE PROJECTED TO GROW AT 7.8 PERCENT, THERE IS POTENTIAL UPSIDE OF 6.2 PERCENT 2006-2009 supply cost/AA CAGR * Total expense change Source: Team analysis $40 million in 2009* Preferred vendor contracts ($20 million) Additional stent competition ($10 million) Mix changes leading to slowdown in procedure growth ($10 million) $42 million in 2009* Zofran, Zocor formulary standards ($10 million) On-going decreases in length of stay ($5 million) Utilization program implemented to control less expensive alternatives ($20 million) $42 million in 2009* Slow down of blood growth due to completion of depleted leuko blood switch ($10 million) Increased blood donors and remaining local markets ($30 million) $103 million in 2009* Additional product standards yielding 1.1% decrease ($30 million) Utilization programs ($50 million) $22 million in 2009* 30% increase in non-equity administration fee growth ($15 million) HPG expansion beyond hospitals (i.e., Coretrust program) ($5 million) OPTIMISTIC PROJECTION 7.8 Base case projection 0.3 Medical device 0.3 Pharmacy 0.3 Blood 0.6 Commodity 0.1 Rebate 6.2 Optimistic projection 0.3 Assumptions driving variability

....BUT THERE IS POTENTIAL DOWNSIDE OF 9.6 PERCENT 2006-2009 supply cost/AA CAGR $155 million in 2009 * Evolutionary products (i.e., RF, bio- degradable stents) ($50 million) Spine, hip, and knee prices increase while volume low at 5% ($50 million) Mix changes to high cost procedures ($50 million) $16 million in 2009 * Increases in biologcis usage (Avastin, Remicade) ($5 million) 10% growth in 2 highest spend areas (hematopoietic agents, anticoagulants) ($10 million) $22 million in 2009 * Increased testing requirements Further blood supply constraints Double Factor VIIa adoption due to trial results ($8 million) Additional consolidation to Red Cross ($8 million) $85 million in 2009 Product standard- ization limited ($10 million) Utilization difficult to implement Higher inflation of 3.4% of 2005 and 2006 continues ($40 million) Increased fuel costs ($20 million) $10 million in 2009 HealthTrust membership growth rate slows Coretrust not a viable business model Regulatory scrutiny of GPO leads to admin. fee ceiling below 3% 7.8 Base case projection Medical device 0.1 Pharmacy 0.1 Blood 0.5 Commodity 0.1 Rebate 9.6 Pessimistic projection 1.0 Assumptions driving variability PESSIMISTIC PROJECTION * Total expense change Source: Team analysis

THE U.S. MEDICAL DEVICE INDUSTRY REVENUE FOR COMPARABLE PRODUCTS IS PROJECTED TO GROW AT 15.1 PERCENT FROM 2006-2010 * Considering 1% growth in adjusted admissions, overall device growth rate decreases to 14.1% Source: Frost and Sullivan; U.S. Medicare Device Outlook, 2005 Revenue for medical device companies, 2004 $ Billions Projected annual growth rates Percent Comparative medical devices Commodity categorized medical devices Revenue for medical device companies, 2004 $ Billions Projected annual growth rates Percent 1.29 12.52 15.05 Neurology Cardiovascular devices Overall * Ophthalmic equipment 28.86 Overall Endoscopy Biomaterials & hemostats Disinfection & sterlization Respiratory & anesthesia Infusion systems Dialysis Disposable surgical supplies Cosmetics & aesthetics 35.08 0.69 0.71 0.75 1.08 1.92 2.09 2.57 2.73 4.70 3.16 Durable medical equipment Wound care management Surgical instruments 3.75 4.25 Opthalmic equipment 3 12.30 13.30 16.80 15.10 7.80 4.10 10.20 5.60 4.90 6.70 7.90 23.80 6.20 3.50 6.10 3.20 8.10 BACKUP

Price growth Decrease in cost per stat achieved in all high value categories Additional savings not realized under improved contracts due to movement to higher cost devices MEDICAL DEVICE PRICE AND USAGE GROWTH HAVE SLOWED 2.2 -9.5 3.2 -9.7 35.2 -4.8 -12.4 18.5 11.0 5.9 -9.9 -5.5 9.9 -1.1 Source: Henry company data - actual supply expenses compiled from high dollar surgery rate - volume analysis report Percent of total medical device cost 2003 2004 2005 Price growth rate Percent Coronary stents AICD Pacemakers Spinal implant Hip and knee implant High value categories Others 39.5 2003 2004 6.8 17.7 -2.0 28.5 32.9 24.4 3.5 3.1 -7.5 18.5 3.0 2.5 30.6 17.1 5.2 2005 Device count growth rate Percent Usage growth Most high value categories show slowed volume growth rates 2006 total device growth projection is 10.9% driven by spinal implants, cathlab, and ortho 41 BACKUP